                                                               EXHIBIT 10.40



                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT (the "AGREEMENT") made as of March 27, 1997 among Dove Entertainment, Inc., a California corporation (the "COMPANY"), and the persons listed on Appendix I hereto (each a "PURCHASER" and collectively the "PURCHASERS")

                                  WITNESSETH:

         WHEREAS, the Company desires to sell, and Media Equities
International, LLC ("MEI") desires to purchase, subject to the terms and conditions of this Agreement, shares of the newly designated Series B Preferred Stock of the Company, par value $.01 per share (the "SERIES B PREFERRED STOCK");

         WHEREAS, the Company desires to sell, and Michael Viner and Deborah Raffin ("VINER/RAFFIN") desire to purchase, subject to the terms and conditions of this Agreement, shares of the newly designated Series C Preferred Stock of the Company, par value $.01 per share (the "SERIES C PREFERRED STOCK" and together with the Series B Preferred Stock, the "PREFERRED STOCK"); and

         WHEREAS, MEI will not purchase the Series B Preferred Stock unless Viner/Raffin purchase the Series C Preferred Stock.

         NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties herein contained, and intending to be legally bound, the parties hereby mutually agree as follows:


                                   SECTION 1
             SALE AND PURCHASE OF THE COMPANY'S SECURITIES; CLOSING

         1.1.             SALE OF THE SECURITIES.

                 (a) Subject to the terms and conditions herein set forth, the Company agrees to sell and issue to the Purchasers, and each Purchaser agrees to purchase from the Company, securities of the Company as follows:

                          (i) on the Initial Closing Date (as hereinafter defined), MEI shall purchase (A) that number of shares (the "INITIAL SERIES B PREFERRED SHARES") of Series B Preferred Stock set forth on Appendix I for a purchase price of $1,000 per share (the





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         "PURCHASE PRICE") or an aggregate of $3,000,000, and  (B) a warrant
         (the "INITIAL MEI WARRANT") to purchase the number of shares of common stock of the Company, par value $.01 per share (the "COMMON STOCK") set forth on Appendix I (the "INITIAL MEI WARRANT SHARES"), which warrant shall be in the form of Exhibit A-1 annexed hereto for a purchase price of $.001 per Initial MEI Warrant Share subject to the Warrant (the "WARRANT PURCHASE PRICE");

                          (ii) On the Initial Closing Date, Viner/Raffin will purchase (A) that number of shares (the "INITIAL SERIES C PREFERRED SHARES") of Series C Preferred Stock set forth on Appendix 1 for the Purchase Price, or an aggregate of $920,000, and (B) a warrant (the "INITIAL VINER/RAFFIN WARRANT") to purchase the number of shares of Common Stock set forth on Appendix 1 (the "INITIAL VINER/RAFFIN WARRANT SHARES"), which warrants shall be in the form of Exhibit A-2 annexed hereto for the Warrant Purchase Price;

                          (iii) on the Second Closing Date (as hereinafter defined) MEI will purchase (A) that number of shares (the "SECOND SERIES B PREFERRED SHARES") of Series B Preferred Stock set forth on Appendix I for the Purchase Price or an aggregate of $1,000,000 and
         (B) a warrant (the "SECOND MEI WARRANT") to purchase the number of shares of Common Stock set forth on Appendix I for the Warrant Purchase Price; and

                          (iv) On the Second Closing Date, Viner/Raffin will purchase (A) that number of shares (the "SECOND SERIES C PREFERRED SHARES") of Series C Preferred Stock set forth on Appendix I for the Purchase Price or an aggregate of $1,000,000, and (B) a warrant (the "SECOND VINER/RAFFIN WARRANT") to purchase the number of shares of common stock set forth on Appendix I (the "SECOND VINER/RAFFIN WARRANT SHARES").

                 (b) The following additional defined terms have the following meanings:

                          (i) "INITIAL PREFERRED SHARES" means the Initial Series B Preferred Share or the Initial Series C Preferred Shares, or any of them.

                          (ii)    "INITIAL WARRANTS" means the Initial MEI
Warrant or the Initial Viner/Raffin Warrant, or any of them.

                          (iii) "INITIAL WARRANT SHARES" means the Initial MEI Warrant Shares or the Initial Viner/Raffin Warrant Shares, or any of them.

                          (iv)    "PREFERRED SHARES" means the Initial
Preferred Shares or the Second Preferred shares, or any of them.

                          (v) "SECOND PREFERRED SHARES" means the Second Series B Preferred Shares or the Second Series C Preferred Shares, or any of them.





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                          (vi)    "SECOND WARRANTS" means the Second MEI
         Warrant or the Second Viner/Raffin Warrant Shares, or any of them.

                          (vii) "SECOND WARRANT SHARES" means the Second MEI Warrant Shares or the Second Viner/Raffin Warrant, or any of them.

                          (viii) "WARRANTS" means the Initial Warrants or the Second Warrants, or any of them.

                          (ix) "WARRANT SHARES" means the Initial Warrant Shares or the Second Warrant Shares, or any of them.

                 (c) In connection with the purchase of the Preferred Shares and Warrants, each of MEI and Viner/Raffin shall each have the right to assign, all or a portion of its rights (but not its obligation) to purchase such securities from the Company under this Agreement to any person, provided, such person submits to the Company at the Initial Closing or Second Closing, as the case may be, a certificate setting forth the representations in Sections 3.2, 3.3 and 3.4 hereinbelow.

                 (d) In connection with the sale and issuance of the Preferred Shares and Warrants the Company agrees to register the shares of Common Stock issuable upon conversion of the Preferred Shares (the "COMMON SHARES") and Warrant Shares as set forth in the form of Registration Rights Agreement annexed hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT").

         1.2.             CLOSING.   The closing of the issuance and sale of
                 the Initial Preferred Shares and Initial Warrants to the Purchasers (the "INITIAL CLOSING") shall take place at the offices of the Company on the date of this Agreement or on such other date as shall be mutually agreed upon by the parties to this Agreement (the date on which the Initial Closing actually takes place being referred to as the "INITIAL CLOSING DATE") and the closing of the issuance and sale of the Second Preferred Shares and Second Warrants (the "SECOND CLOSING") shall take place at the offices of the Company as soon as practicable after the Initial Closing Date but in any event not later than May 25, 1997 or on such other date as shall be mutually agreed upon by the parties to this Agreement (the date on which the Second Closing actually takes place being referred to as the "SECOND CLOSING DATE").

         1.3.             DELIVERY.

                 (a) At the Initial Closing, the Company shall issue and deliver to each Purchaser (i) a certificate or certificates, registered in the name of the Purchaser, representing the Initial Preferred Shares being purchased by such Purchaser, against delivery to the Company of the Purchase Price therefor by wire transfer except as provided in Appendix I and (ii) the Initial Warrant being purchased by such Purchaser against the delivery of the Initial Warrant Purchase Price therefore by wire transfer and shall execute and deliver the Registration Rights Agreement; and





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                 (b)      At the Second Closing, the Company shall issue and
deliver to each Purchaser (i) a certificate or certificates registered in the name of such Purchaser, representing the Second Preferred Shares being purchased by such Purchaser against delivery to the Company of the Purchase Price therefor by wire transfer except as provided in Appendix I and (ii) the Second Warrant against the delivery of the Warrant Purchase Price by wire transfer.


                                   SECTION 2
                  THE COMPANY'S REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants to the Purchasers the following (provided, that the representations and warranties to the Purchasers who are current members of management of the Company are limited to matters affecting the authorization and validity of the Preferred Shares, Common Shares, Warrants and Warrant Shares issuable to such Purchasers):

         2.1.             ORGANIZATION AND STANDING OF THE COMPANY.   The
                 Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own and lease its properties and assets and to conduct its business as currently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property in the course of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole (a "MAE").

         2.2.             AUTHORIZATION.

                 (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Warrants, the Registration Rights Agreement, the Pledge Agreement and the Consulting Agreement (as hereinafter defined), and to carry out the transactions contemplated hereby and thereby. The terms and provisions of this Agreement, the Warrants and the Registration Rights Agreement, the Pledge Agreement, the Certificate of Determination of the Series B Preferred Stock, and the Certificate of Determination of the Series C Preferred Stock have been reviewed by the independent directors of the Company who have unanimously recommended to the Board of Directors that they be approved and that this Agreement, the Warrants, the Registration Rights Agreement, the Pledge Agreement and the Consulting Agreement, be executed and delivered. The execution, delivery and performance of this Agreement, the Warrants, the Registration Rights Agreement, the Pledge Agreement and the Consulting Agreement by the Company have been duly authorized by all requisite corporate action, and this Agreement, the Warrants, the Registration Rights Agreement and the Pledge Agreement have been, and the Consulting Agreement when executed and delivered by the Company will, be duly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as





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enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles.

                 (b) The Company has reserved from its authorized but unissued shares of Common Stock sufficient shares of Common Stock for issuance upon the conversion of the Preferred Shares into Common Shares and Warrant Shares issuable upon the date hereof, and the Consulting Shares issuable under the Consulting Agreement

         2.3.             CAPITAL STOCK.   The authorized shares of the Company
                 consist of 20,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, $.01 par value per share, of which 400,000 shares have been designated Series A Preferred Stock, 5,000 shares have been designated Series B Preferred Stock, and 5,000 shares have been designated Series C Preferred Stock. The voting rights, preferences, limitations and special rights of the Series B Preferred Stock are set forth in the resolutions adopted by the Board of Directors of the Company on March 27, 1997, a copy of which is annexed hereto as Schedule 2.3(a). The voting rights, preferences, limitations and special rights of the Series C Preferred Stock are set forth in resolutions adopted by the Board of Directors of the Company on March 27, 1997, a copy of which is annexed hereto as Schedule 2.3(b). As of the date hereof, there are 5,313,240 shares of Common Stock and 214,113 shares of Series A Preferred Stock of the Company outstanding and 2,819,120 shares of Common Stock issuable upon execution of currently outstanding options and warrants and conversion of convertible securities, as set forth in Schedule 2.3(c). Also set forth on Schedule 2.3(c) is the number of shares of Common Stock which will be issuable upon exercise of currently outstanding options and warrants and conversion of convertible securities after giving affect to the transactions contemplated by this Agreement, including the issuance of the Warrant Shares. Except as set forth in Schedule 2.3(c) or contemplated hereby, there are no outstanding subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from the Company, or obligating the Company to issue, any shares of any class of the Company's Common Stock or any securities convertible into or exchangeable for such shares of Common Stock. There are no voting trusts or other agreements or understandings known to the Company with respect to the voting of the capital stock of the Company.

         2.4. ISSUANCE OF THE PREFERRED SHARES, THE COMMON SHARES, THE WARRANTS AND THE WARRANT SHARES.

                 (a) The sale, issuance and delivery of the Preferred Shares in accordance with the terms of this Agreement have been duly authorized by all necessary corporate action, and the Preferred Shares, when so sold, issued and delivered, against the full payment of the Purchase Price will be duly and validly issued, fully paid and nonassessable.

                 (b) The issuance and delivery of the Common Shares have been duly authorized by all necessary corporate action, and the Common Shares, when so issued and delivered upon conversion of the Preferred Shares, will be duly and validly issued, fully paid and nonassessable.





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                 (c)      The issuance and delivery of the Warrant Shares have
been duly authorized by all necessary corporate action, and the Warrant Shares, when so issued and delivered in accordance with the terms of the Warrants, including payment of the purchase price therefor, will be duly and validly issued, fully paid and nonassessable.

                 (d) The issuance and delivery of the shares issuable pursuant to the Consulting Agreement (the "CONSULTING SHARES") have been duly authorized by all necessary corporate action; and the Consulting Shares, when so issued and delivered in accordance with the terms of the Consulting Agreement, will be duly and validly issued, fully paid and nonassessable.

                 (e) Neither the sale, issuance and delivery of the Preferred Shares nor the Common Shares nor the Warrants nor the Warrant Shares nor the Consulting Shares are subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

         2.5.             CONSENTS AND APPROVALS.   Except for filings under
                 Federal and applicable state securities laws and the filing of the Certificates of Determination of the Preferred Stock with the Secretary of State of the State of California which shall be accomplished as required prior or subsequent to the issuance of the Preferred Shares, no permit, consent, approval or authorization of, or declaration to or filing with any governmental or regulatory authority or other person, not made or obtained, is required in connection with the execution or delivery of this Agreement by the Company, the offer, sale, issuance or delivery of the Preferred Shares, the Common Shares, the Warrants or the Warrant Shares, or the carrying out by the Company of the other transactions contemplated hereby.

         2.6.             PRIVATE OFFERING.

                 (a) Neither the Company nor anyone acting on behalf of the Company has offered the Preferred Shares, the Common Shares, the Warrants or the Warrant Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with, any individual or entity in connection with the sale of such securities other than a limited number of investors,
including the Purchasers.   Assuming the accuracy of each Purchaser's
representations contained in Section 3 of this Agreement, the offer, issuance and delivery of the Preferred Shares, the Common Shares, the Warrants and the Warrant Shares are exempt from registration under the Securities Act of 1933, as amended (the "1933 ACT"), and all action required to be taken prior to the offer or sale of the Preferred Shares, the Common Shares, the Warrants and the Warrant Shares has been taken under the applicable state securities laws.

                 (b) The Company represents and warrants to the Purchasers that it has not since September 30, 1996 completed any financing, except as set forth on Schedule 2.6.





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                 2.7.       ARTICLES OF INCORPORATION AND BY-LAWS.

                 (a) True, correct and complete copies of the Company's Articles of Incorporation, including all amendments and restatements to the date hereof (as amended, the "ARTICLES OF INCORPORATION"), as filed with the Secretary of State of the State of California, have been delivered to the Purchasers and remain true, correct, complete and in effect.

                 (b) True, correct and complete copies of the Company's By-Laws, including all amendments and restatements to the date hereof (as amended, the "BY-LAWS"), have been delivered to the Purchasers and remain true, correct, complete and in effect.

         2.8. NO CONFLICT WITH LAW OR DOCUMENTS. Except as set forth on Schedule 2.8, the execution, delivery and performance by the Company of this Agreement, the Warrants and the Registration Rights Agreement, and the performance by the Company of its obligations under such documents, and the sale, issuance and delivery of the Preferred Shares, the Common Shares, the Warrants and Warrant Shares, will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-Laws, or any provision of any indenture, agreement or other instrument by which the Company or any of its properties or assets is bound or affected, or conflict with, result in a breach of, result in or permit the termination of or acceleration of rights or obligations under, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

        2.9. OPERATIONS. The Company has not carried on any business except as set forth in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, its Form 10-KSB/A for the fiscal year ended December 31, 1995, its Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 1996 and its Proxy Statement relating to its Annual Meeting of Shareholders in November, 1996 (collectively, the "SEC DOCUMENTS"), true, correct and complete copies of which have been delivered to the Purchasers.

         2.10. SUBSIDIARIES. Except set forth on Schedule 2.10, the Company has no subsidiaries and does not own any interest, directly or indirectly, in any other corporation, partnership, joint venture or other enterprise or entity.

         2.11. LITIGATION. Except as set forth in Schedule 2.11 hereof, there are no (a) actions, suits, customer claims individually in excess of $50,000 or in the aggregate in excess of $150,000, or any proceedings or investigations at law or in equity or by or before any governmental instrumentality or other agency now pending or to the Company's knowledge, threatened against or adversely affecting the Company, or (b) judgments, decrees, injunctions or orders of any court, governmental department,





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                 commission, agency, instrumentality or arbitrator against or affecting the Company, except as in all matters under (a) and
                 (b) which, are not reasonably expected to result in a MAE, or are covered by appropriate amounts of insurance.

        2.12.            INTELLECTUAL PROPERTY.

                 (a) Set forth on Schedule 2.12 is a true and complete list of the Company's library and audio titles, books, films and television products as of December 31, 1996 (the "PRODUCTS"), except for Products ("NONMATERIAL PRODUCTS") which in the aggregate do not generate a material amount of revenues for the Company or for which the Company is not obligated to pay in the aggregate a material amount in connection with obtaining or retaining the rights thereto. The Company owns, is licensed or otherwise has the right to all intellectual property relating to the Products, and all rights to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights (collectively including with respect to the intellectual property relating to the Products, the "RIGHTS") being used to conduct its business as now operated. The Company has provided, or made available, the Purchasers with a complete set of all such agreements permitting the Company to use the Rights of third parties or allowing third parties to use the Rights of the Company except agreements which relate to Nonmaterial Products. Set forth in Schedule 2.12 is a complete list of licenses or other contracts relating to the Rights and of registration of patents, trademarks, service marks and copyrights including any application therefor constituting the Rights as of December 31, 1996 except for licenses or other contracts relating to Nonmaterial Products.

                 (b) No Right or Product presently sold by or employed by the Company, or which the Company contemplates selling or employing, infringes upon the Rights that are owned by any third party except as would not result in a MAE.

                 (c) No litigation is pending and no claim has been made against the Company, or to the best of Company's knowledge, is threatened, contesting the right of the Company to sell or use any Right or Product presently sold or employed by the Company except as disclosed in Schedule 2.11.

                 (d) Except as set forth on Schedule 2.12, no employee, officer or consultant of the Company has any proprietary, financial or other interest in any Right owned or used by the Company which entitles such person to the payment of an amount in excess of $10,000 with respect to any single Right, or $25,000 with respect to all Rights in which such person has an interest.

                 (e) The Company has taken reasonable measures to protect and preserve the security, confidentiality and value of its Rights, including trade secrets and other confidential information.

         2.13. UNDISCLOSED LIABILITIES. Except for the agreements and obligations listed in Schedule 2.13 or on the balance sheet for the Company included in its Quarterly Report on Form 10-QSB for the three months ended September 30, 1996, the Company does not have any outstanding liability except for liabilities incurred in the ordinary course of business which are either for amounts less than $50,000 or are cancelable on not more than 30 days notice. The Company is not in default in the performance, observance





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                 or fulfillment of any of the obligations, covenants or
                 conditions contained in any agreement or instrument to which it is a party that could reasonably be expected to result in a MAE.

        2.14. FINANCIAL STATEMENTS. The Company has furnished to the Purchasers the audited consolidated balance sheets of the Company as of December 31, 1995 and the unaudited consolidated balance sheets of the Company as of September 30, 1996 and the related consolidated statements of operations, stockholders' equity (net capital deficiency), and cash flows of the Company for the fiscal year ended December 31, 1995 and the nine months ended September 30, 1996 (unaudited) which audited financial statements include the report of the Company's independent auditors, KPMG Peat Marwick LLP. The financial statements as of and for the nine months ended September 30, 1996 have been certified by the principal financial officer of the Company. Such financial statements are complete and correct, have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and present fairly the consolidated financial position of the Company as of such respective dates, and the consolidated results of its operations and cash flows for the respective periods then ended, subject with respect to the nine month financial statements to normal year end and audit adjustments.

        2.15. EVENTS SUBSEQUENT TO SEPTEMBER 30, 1996. Except as set forth in Schedule 2.15, since September 30, 1996, there has not been any material adverse change in the assets, liabilities, income, business, operations or prospects of the Company. Since September 30, 1996, other than the disclosure set forth in Schedule 2.15 hereto, the Company has not (i) issued any stock, bonds or other securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent), except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business,
                 (iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on its balance sheet as of September 30, 1996, referred to in Section 2.13 hereof and current liabilities incurred since that date in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders as such or purchased or redeemed any shares of its capital stock or other securities or interests, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims, (vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets outside the ordinary course of business, (viii) made any changes in officer compensation, or (ix) entered into any transaction except in the ordinary course of business.

        2.16. TITLE TO PROPERTIES. The Company has good and marketable title to all of its owned properties and assets, free and clear of all mortgages, pledges, security interests, liens, charges and other encumbrances, except for Permitted Encumbrances





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                 (as defined below).  The Company enjoys peaceful and
                 undisturbed possession under all leases relating to real property and all other leases (other than immaterial leases which can be replaced on substantially the same terms) necessary for the operation of the business; and all such leases are valid and subsisting and in full force and effect. As used herein, "PERMITTED ENCUMBRANCES" means any mortgages, pledges, security interests, liens, charges and other encumbrances (i) as described in Schedule 2.16 hereto, (ii) liens for current taxes, assessments and other governmental charges not overdue (other than liens, assessments or charges being contested in good faith), (iii) mechanic's, materialmen's and similar liens which may have arisen in the ordinary course of business and which, in the aggregate, would not be material to the financial condition of the Company,
                 (iv) security interests securing indebtedness not in default for the purchase price of or lease rental payments on property purchased or leased under capital lease arrangements in the ordinary course of business, and (v) minor imperfections of title, if any, not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

        2.17. REAL PROPERTY. Other than the premises containing the Company's headquarters located at 8955 Beverly Boulevard, Los Angeles, California, the Company owns no real property.

        2.18.            TAXES.

                 (a) The Company has timely filed all federal, state and local income tax returns and has timely filed with all appropriate governmental agencies all sales, ad valorem, franchise and other tax, license, gross receipts and other similar returns and reports required to be filed by the Company. The Company has reported all taxable income and losses on those returns on which such information is required to be reported, and paid or provided for the payment of all taxes on said returns or taxes due pursuant to any assessment received by it, including without limitation, any taxes by law to be withheld and/or paid in connection with any officer's or employee's compensation or due pursuant to any assessment received by it. There are no agreements for the extension of time for the assessment or payment of any amounts of tax. The Company has made available to the Purchasers for inspection copies of income tax returns that are true and complete copies of the federal and applicable state, local or other income tax returns filed by the Company.

                 (b) The Company has paid all tax liabilities of the Company arising through the end of the taxable year ended December 31, 1995. All tax liabilities of the Company arising after December 31, 1995 have been paid or adequately disclosed and properly reserved for on the books and records and financial statements of the Company. No federal or applicable state, local or other tax return of the Company for any period has been or is currently under audit by the Internal Revenue Service or any state, local or other tax authorities. Except for an intangible tax assessment by Florida for approximately $11,000 (inclusive of accrued interest), no claim has been made by federal, state, local or other authorities relating to such returns or any audit. For purposes of this section, the word "timely" shall mean that such returns were filed within the time prescribed by law





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for the filing thereof, including the time permitted under any applicable extensions. The Company is not aware of any facts which it believes would constitute the basis for the proposal of any material tax deficiencies for any unexamined year. All taxes which the Company is required by law to withhold and collect have been duly withheld and collected, and has been timely paid over to the proper authorities to the extent due and payable.

        2.19. ENVIRONMENTAL MATTERS. The Company has complied with each and is not in violation of any, federal, state or local law, regulation, permit, provision or ordinance relating to the generation, storage, transportation, treatment or disposal of hazardous, toxic or polluting substances, except where such noncompliance or violation could not reasonably be expected to result in a MAE. The Company has obtained and adhered to all necessary permits and other approvals necessary to store, dispose, and otherwise handle hazardous, toxic and polluting substances, the failure of which to obtain or adhere to could not reasonably be expected to result in a MAE. The Company has reported, to the extent required by federal, state and local law, all past and present sites where hazardous, toxic or polluting substances, if any, from the Company have been treated, stored or disposed. The Company has not transported any hazardous, toxic or polluting substances or arranged for the transportation of such substances to any location which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended which claims would result in a MAE.

        2.20. USE OF PROCEEDS. The Company will apply the proceeds of the issuance and sale of the Preferred Shares and Warrant Shares for working capital purposes.

        2.21.            COMPLIANCE WITH LAW.

                 (a) The Company is not in default under any order of any court, governmental authority or arbitration board or tribunal to which the Company is or was subject or in violation of any laws, ordinances, governmental rules or regulations (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or employment matters) to which the Company is or was subject, in each case, that could reasonably be expected to result in a MAE. The business is being conducted in compliance with all applicable laws, ordinances, rules and regulations applicable to the Company, the non-compliance with which could reasonably be expected to have a MAE. The Company has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which failure could have a MAE.

                 (b) The Company has filed all documents (the "FILINGS") required to be filed with the Securities and Exchange Commission (the "COMMISSION") pursuant to the 1933 Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and true, correct and complete copies of the Filings have been made available to the Purchasers. The Filings complied in all material respects with the requirements of the 1933 Act and the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order the render the statement not misleading in light of the circumstances in which they were made. Except as set forth on Schedule 2.21, the Company has filed in a timely manner all reports required to be filed since May 1, 1996.

        2.22.            EMPLOYEE BENEFIT PLANS.

                 (a) The Company has complied and currently is in compliance, both as to form and operation, with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Codes of 1954 and/or 1986, as amended, respectively (the "CODE"), with respect to each "employee benefit plan" as defined under Section 3(3) of ERISA ("PLAN") which the Company (i) has ever adopted, maintained, established or to which the Company has ever been required to contribute or to which the Company has ever contributed or (ii) currently maintains or to which the Company currently contributes or is required to contribute or (iii) currently participates in or is required to participate in, except in each case or all cases in the aggregate where such noncompliance would not result in a MAE.

                 (b) Except as set forth on Schedule 2.22, the Company has never maintained, adopted or established, contributed or been required to contribute to, or otherwise participated in or been required to participate in, a "multi-employer plan" (as defined in Section 3(37) of ERISA). No amount is due or owing from the Company on account of a "multi-employer plan" (as defined in Section 3(37) of ERISA) or on account of any withdrawal therefrom.

                 (c) Notwithstanding anything else set forth herein, the Company has not incurred any material liability with respect to a Plan, including, without limitation, under ERISA (including, without limitation, Title I or Title IV of ERISA and other than liability for premiums due to the Pension Benefit Guaranty Corporation), the Code or other applicable law, which has not been satisfied or reserved in full, and no event has occurred, and except as set forth on Schedule 2.22 there exists no condition or set of circumstances which could result in the imposition of any material liability with respect to the Plan, including, without limitation, under ERISA (including, without limitation, Title I or Title IV of ERISA), the Code or other applicable law with respect to the Plan.

                 (d) Except as set forth on Schedule 2.22, the Company has not committed itself, orally or in writing, to (i) provide or cause to be provided to any person now or at any time covered by any Plan any payments or benefits, which are material either singly or in the aggregate, in addition to, or in lieu of, those payments or benefits set forth under any Plan, or (ii) continue the payment of, or accelerate the payment of, benefits, which are material either singly or in the aggregate, under any Plan, except as expressly set forth thereunder. Complete and correct copies of all written arrangements described in the preceding sentence as in effect on the date hereof have been delivered to the Purchasers.

                 (e) Except as set forth on Schedule 2.22, the Company has not committed itself, orally or in writing, to provide or cause to be provided any severance or other post-employment benefit, salary continuation, termination, disability, death, retirement, health or medical benefit, or similar benefit to any person (including, without limitation, any former or current employee) except as set forth under any Plan, except for such benefits which individually or in the aggregate are not material. Complete and correct copies of all written arrangements described in the preceding sentence as in effect on the date hereof have been delivered to the Purchasers.

        2.23. INSURANCE. All policies of liability, theft, fidelity, business interruption, life, fire, product liability, workmen's compensation, health and other forms of insurance held by the Company are valid and enforceable policies and are outstanding and duly in force and all premiums with respect thereto are paid to date. To the best of the Company's knowledge, the amounts of coverage under such policies of insurance for the assets and properties of the Company are adequate against risks usually insured against by persons operating similar businesses and operating similar properties.

        2.24. REGISTRATION RIGHTS. Except as contemplated by or described in the Registration Rights Agreement and other than as set forth on Schedule 2.24, no person has any right to cause the Company to effect the registration under the 1933 Act of any of the Company's debt or equity securities.

        2.25. COMPENSATION ARRANGEMENTS. Except as contemplated by this Agreement or as set forth in Schedule 2.25 hereto, (i) the Company is not a party to any employment or deferred compensation agreements that require payments by the Company to any individual in excess of $100,000 in any year, (ii) the Company does not have any bonus, incentive or profit-sharing plans that would require payments by the Company to any individual in an amount equal to or exceeding $10,000, and
                 (iii) there are no existing material arrangements or proposed material transactions between the Company and any officer or director or holder of more than 5% of the capital stock of the Company. Complete and correct copies of all written arrangements described in the preceding sentence as in effect on the date hereof have been delivered to the Purchasers.

        2.26.            KEY EMPLOYEES.   The persons listed on Schedule 2.26
                 hereto are all persons considered "key employees" by the Board of Directors. All of such persons are parties to confidentiality customary for employees of comparable responsibility and value. All copies of key man life insurance policies, if any, have been delivered to the Purchasers.

        2.27. LABOR MATTERS. Except as set forth on Schedule 2.27, the Company is not a party to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are no pending or threatened labor disputes, strikes or work stoppages that may have a material adverse effect upon the continued business or operation of the Company, other matters of an industry-wide level. The Company is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practices.

        2.28. DISCLOSURE. Neither this Agreement nor any other document, certificate, instrument or statement furnished or made to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made.


                                   SECTION 3
                   PURCHASERS' REPRESENTATIONS AND WARRANTIES

         Each Purchaser represents and warrants to the Company the following:

         3.1. AUTHORIZATION. Such Purchaser has all requisite power and authority to execute this Agreement and the Registration Rights Agreement and the Pledge Agreement, and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by such Purchaser have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by such Purchaser and the Pledge Agreement when duly executed and delivered by such Purchaser will constitutes its valid and binding obligation, enforceable against such Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles.

         3.2. PURCHASE FOR INVESTMENT. The Preferred Shares, Common Shares, Warrants and the Warrant Shares are being acquired by such Purchaser for its own account, not as a nominee or agent, for investment and not with a view to resale or distribution within the meaning of the 1933 Act, and the rules and regulations thereunder, and such Purchaser will not distribute the Preferred Shares, Common Shares, the Warrants or the Warrant Shares in violation or contravention of the 1933 Act. Such Purchaser is not aware of any facts or circumstances that contradict the representation in the first sentence of Section 2.6(a).

         3.3. RESTRICTIONS ON TRANSFER. The Purchaser acknowledges that (a) the Preferred Shares, Common Shares, the Warrants and the Warrant Shares are not registered under the 1933 Act as of the Closing Date, (b) the Preferred Shares, Common Shares, Warrants and Warrant Shares will not be transferable unless so registered or unless an exception for such registration is applicable and (c) the certificates representing the Preferred Shares and the Common Shares, the Warrants, and the certificates representing the Warrant Shares will bear a legend substantially in the following form:

                 "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES MAY BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM."

         3.4.             SOPHISTICATION; ACCESS TO INFORMATION.

                 (a) Such Purchaser represents and warrants to the Company, that such Purchaser and if such Purchaser is a corporation each shareholder of Purchaser (i) is an "accredited investor" as defined in the 1933 Act and is financially able to purchase the Preferred Shares, the Common Shares, the Warrants and the Warrant Shares issuable upon exercise of the Warrant subscribed for hereunder, (ii) is fully capable of understanding the type of investment being made pursuant to this Agreement and the risks involved in connection therewith, (iii) believes that the nature of the Preferred Shares, the Common Shares, the Warrants and the Warrant Shares are consistent with their overall investment programs and financial position, (iv) recognizes that there are substantial risks involved in their purchase of the Preferred Shares, the Common Shares, the Warrants and the Warrant Shares, (v) is capable of bearing the economic risk of its investment for an indefinite period of time and can afford a complete loss of its investment, (vi) has adequate means of providing for their current liquidity needs, (vii) has no need for liquidity of their investment, (viii) is not expecting any short term income from their investment and (ix) has no reason to anticipate any change in personal circumstances, financial or otherwise, which may cause or require any sale of the Preferred Shares, the Common Shares, the Warrants or the Warrant Shares.

                 (b) Such Purchaser acknowledges to the Company that it has had the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of the (i) purchase and delivery of the Preferred Shares, the Common Shares, the Warrants and Warrant Shares and (ii) business and financial conditions of the Company; and such Purchaser has received to its satisfaction, such additional information about the business and financial conditions of the Company and the terms and conditions of the purchase and delivery of the Preferred Shares, the Common Shares and the Warrants, as it has requested.

                                   SECTION 4
                CONDITIONS PRECEDENT TO PURCHASERS' OBLIGATIONS

A. The Purchasers' obligation to purchase the Initial Preferred Shares and Initial Warrants on the Initial Closing Date is subject to the fulfillment to their respective satisfaction of the following conditions:

         4.1. REPRESENTATIONS AND WARRANTIES. On the Initial Closing Date, the representations and warranties contained in
                 Section 2 hereof made to such Purchaser shall be true and correct with the same effect as though made on and as of the Closing Date (except for representations and warranties limited to a specific time).

         4.2. COMPLIANCE WITH THIS AGREEMENT. All the covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to each Closing Date shall have been performed or complied with or waived to each Purchaser's satisfaction.

         4.3. CLOSING CERTIFICATE. The Company shall have delivered to the Purchasers a certificate, dated the Initial Closing Date and the Second Closing Date, as the case may be, and signed by the Company's Chief Executive Officer, President and Chief Financial Officer, certifying that the Company has satisfied the conditions set forth in this Agreement applicable to such Purchaser, including by reference the conditions specified in Sections 4.1 and 4.2.

         4.4. SECRETARY'S CERTIFICATE. At the Initial Closing Date, the Purchasers shall have received a certificate from the Company, dated the Initial Closing Date and signed by the Secretary of the Company, certifying (i) that the attached copies of the Articles of Incorporation, By-Laws and resolutions of the Board of Directors of the Company authorizing the execution of this Agreement by the Company, the sale, issuance and delivery by the Company to the Purchasers of the Preferred Shares, the Common Shares, the Warrants and the Warrant Shares and reserving for issuance the Common Shares, the Warrant Shares and the Consulting Shares are all true, correct and complete and remain unamended and in full force and effect and (ii) as to the incumbency of all officers of the Company executing any document signed on behalf of the Company in connection with the transaction contemplated hereby.

         4.5. NO LITIGATION, MATERIAL JUDGMENTS OR ORDERS. On the Initial Closing Date, there shall not be any pending or threatened suit, action or litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation questioning the validity of this Agreement or the transactions contemplated hereby.

         4.6. OPINION. At the Initial Closing, the Purchasers shall have received an opinion of Steve Soloway, general counsel to the Company, substantially in the form of Exhibit C hereto.

         4.7. CONSENTS AND APPROVALS. All consents, waivers, exemptions, authorizations or other actions by, or notices to, or filings with governmental authorities or third parties regarding applicable laws and contractual obligations related, necessary or required in connection with the execution, delivery or performance of this Agreement and the sale, issuance and delivery of the Preferred Shares, Common Shares, Warrants and the Warrant Shares by the Company to the Purchasers, shall have been obtained and be in full force and effect; and the Purchasers shall have been furnished with the appropriate evidence thereof, and all waiting periods imposed on the Company shall have lapsed without extension or the imposition of any conditions or restrictions.

         4.8. INVESTMENT BY OTHER PURCHASERS. Each Purchaser's obligation to purchase the Initial Preferred Shares and Initial Warrants subscribed for by such Purchaser hereunder on the Initial Closing Date is subject to the fulfillment by each other Purchaser of its obligation to purchase the Initial Preferred Shares and Initial Warrants subscribed for by such other Purchaser on the Initial Closing Date.

B. MEI's obligation to purchase the Initial MEI Preferred Shares and the Initial MEI Warrant on the Initial Closing Date is subject to the fulfillment to its satisfaction of the following additional conditions:

         4.9. SERIES A AMENDMENT. The voting rights, preferences, limitations and special rights of the Series A Preferred Stock of the Company shall have been amended to increase the number of shares of preferred stock designated as Series A Preferred Stock, to fix the conversion ratio at 1.20497 subject to antidilution protection, to provide for the payment of dividends at the Company's option in the form of Series A Preferred Stock, to eliminate any prohibition on a series or class of securities ranking equal to the Series A Preferred Stock with respect to a liquidation preference or the issuance of dividends, and to change the antidilution protection relating to future sales of securities of the Company to be consistent with such protections set forth in the Series B Preferred Stock.

         4.10. STOCK INCENTIVE PLAN. The Stock Option Committee or the Board of Directors of the Company shall have taken all action necessary under the 1994 Stock Incentive Plan (the "PLAN") of the Company to assure that the transactions contemplated by this Agreement, including without limitation, the issuance of the Preferred Shares, Common Shares, Warrants, Warrant Shares and Consulting Shares, and the election to the Board of Directors of representatives of MEI, whether pursuant to the terms of the Series B Preferred Stock or pursuant to this Agreement, including pursuant to the terms of Section 7.2 hereinbelow, will not constitute an "Event" under the terms of the Plan such that, among other things, the vesting of all options issued thereunder would be accelerated.

         4.11. EMPLOYMENT AGREEMENTS. The Company shall have received from each of Michael Viner, Deborah Raffin, Gerald Leider, and Steven Soloway, his or her agreement under which each such person shall agree that for purposes of their respective employment agreement that (i) the acquisition by MEI or its Principals or any of their affiliates in the aggregate of not more than 40% of the outstanding shares of Common Stock of the Company, including without limitation, by way of open market purchases, or the issuance of the Preferred Shares, Common Shares, Warrants, Warrant Shares or Consulting Shares, pursuant to this Agreement, and (ii) the election to the Board of Directors of representatives of MEI pursuant to or as contemplated in this Agreement, whether pursuant to the terms of the Series B Preferred Stock or Section 6.3 or
                 Section 7.2 hereinbelow, will not constitute an "Event" triggering any rights under their respective employment agreements, such waiver agreements to be in form and substance acceptable to MEI. It is expressly acknowledged by MEI that the foregoing waiver will not extend to the election to the Board of Directors of representatives of MEI constituting more than one third of the total number of directors constituting the entire Board of Directors, except if elected pursuant to
                 Section 7.2 hereinbelow or otherwise nominated by the Board of Directors, and in the event of such election, director representatives of MEI will not constitute continuing directors for purposes of determining whether an "Event" has occurred under such employment agreement.

         4.12. VOTING AGREEMENT. Michael Viner and Deborah Raffin shall have executed and delivered the Voting Agreement substantially in the form of Exhibit F.

C. The Purchasers' obligation to purchase the Second Preferred Shares and the Second Warrants on the Second Closing Date is subject to the fulfilment to their respective satisfaction of the following conditions:

         4.13. INVESTMENT BY OTHER PURCHASERS. Each Purchaser's obligation to purchase the Second Preferred Shares and Second Warrants subscribed for by such Purchaser hereunder on the Second Closing Date is subject to the fulfilment by each other Purchaser of its obligation to purchase the Second Preferred Shares and Second Warrants subscribed for by such other Purchaser on the Second Closing Date.

                                   SECTION 5
               CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

         The Company's obligation to sell, issue and deliver the Initial Shares and the Initial Warrants on the Initial Closing Date and the Second Shares and Second Warrants on the Second Closing Date as specifically provided, is subject to the fulfillment to its satisfaction of the following conditions:

         5.1. REPRESENTATIONS AND WARRANTIES. On the Initial Closing Date and the Second Closing Date, the representations and warranties contained in Section 3 hereof shall be true and correct with the same effect as though made on and as of the Closing Date.

         5.2. COMPLIANCE WITH THIS AGREEMENT. All the covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchasers on or prior to the Initial Closing Date shall have been complied with or performed.

         5.3. NO INJUNCTION. There shall not be any pending or threatened suit, action or litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation questioning the validity of this Agreement or the transactions contemplated hereby.

         5.4. PLEDGE AGREEMENT. Each Purchaser shall have executed and delivered to the Company a pledge agreement substantially in the form of Exhibit E hereto (the "PLEDGE AGREEMENT").



                                    SECTION 6
                            COVENANTS OF THE COMPANY

         6.1. FINANCIAL STATEMENTS AND REPORTS. For so long as MEI or its Principals (as hereinafter defined) continue to hold in the aggregate at least 1% of the outstanding shares of Common Stock (assuming for this purpose that the Preferred Shares are converted in their entirety), the Company shall furnish to MEI the following financial statements and reports:

                 (a) Within the period prescribed by the Securities and Exchange Commission (the "COMMISSION"), an audited balance sheet, and related audited statements of income, cash flows and shareholders' equity of the Company as of and for such fiscal year prepared in accordance with GAAP, consistently applied, and accompanied by the opinion of the Company's regularly engaged firm of independent certified public accountants.

                 (b) Within the period prescribed by the Commission, a quarterly balance sheet and statements of income, cash flows and stockholders' equity of the Company as of and for such quarter and the year to date and as of and for the corresponding periods of the preceding fiscal year. The interim statements described above shall be unaudited, but prepared in accordance with GAAP, subject only to normal year-end audit adjustments and shall be certified by the Chief Financial Officer of the Company; and

                 (c) Promptly upon their becoming available, the Company shall deliver to the Purchasers copies of (i) all financial statements, reports, notices and proxy statements sent or made available to shareholders by the Company, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company with any securities exchange or with the Commission or any governmental or private regulatory authority, and (iii) all press releases and other statements made available by the Company to the public concerning material developments in the business of the Company.

         6.2. ACCESS. The Company shall during usual business hours and upon reasonable notice, permit the Purchasers' duly authorized representatives to visit and inspect the properties of the Company, to examine the stock register, books and records of account and records of the proceedings of the incorporators, stockholders and directors and to make copies or extracts therefrom, and to discuss the Company's business with its officers and directors.

         6.3.             APPOINTMENT TO THE BOARD OF DIRECTORS; BY-LAW
                          AMENDMENTS.

                 (a) The number of directors constituting the Board of Directors shall be fixed at no more than nine, and the Company shall, concurrently with the Closing or as soon as practicable thereafter, elect to its Board of Directors nominees designated by MEI to constitute not less than one third of the members of the entire Board of Directors, each of whom shall be a principal of MEI as of the date hereof (each a "PRINCIPAL"), which directors may be newly created vacancies, which directors shall constitute the directors entitled to be elected by the holders of Series B Preferred Stock.

                 (b) So long as MEI or its Principals continue to hold not less than an aggregate of 750,000 Common Shares (assuming for this purpose that the Preferred Shares are converted then in their entirety to Common Shares and subject to adjustment for stock splits or combinations), if the holders of Series B Preferred Stock are for any reason not entitled to elect directors as contemplated in the Certificate of Determination relating to the Series B Preferred Stock or because no Series B Preferred Stock is at such time outstanding, the Company shall continue to include as management nominees in the slate of persons proposed to be elected directors with respect to all future elections of directors, whether at an annual or special meeting or otherwise, and use its reasonable best efforts to have elected to its Board of Directors nominees designated by MEI to constitute not less than one third of the members of the entire Board of Directors, each of whom shall be a Principal, except to the extent necessary to comply with the provisions of Subparagraph (e) below.

                 (c) In the event that the Company fails for a period of more than 30 days at any time to abide by the terms of this provision, the then exercise price of the Initial MEI Warrants and the Second MEI Warrants, including all tranches, shall be reduced by 5% for each full month of such non-compliance until cured.

                 (d) The directors nominated by MEI shall receive such standard compensation in accordance with the Company's regular policy for directors.

                 (e) Concurrently with the Initial Closing, the Company's Board of Directors shall establish an Audit Committee to the extent not already established, and so long as MEI or its Principals continue to hold not less than an aggregate of 750,000 Common Shares (assuming for this purpose that the Preferred Shares are converted then in their entirety to Common Shares and subject to adjustment for stock splits or combinations), at least one-half of the designees thereof shall be directors designated by MEI of which at least one director shall be required to qualify as an "independent" director for purposes of meeting any requirements with respect to such committee imposed for continued listing on NASDAQ or any national securities market on which the Company's Common Stock is then listed. The By-laws of the Company shall be amended to the extent necessary to establish the audit committee and to insure the appointment of designees of MEI as members.

                 (f) The By-Laws of the Company shall be amended to the extent necessary to provide that the Audit Committee shall be responsible for approving, from time to time, the Chief Financial Officer of the Company.

         6.4.             OTHER FILINGS AND DISSEMINATION OF MATERIAL.    For
                 so long as the Preferred Shares, Common Shares, Warrants or Warrant Shares remain owned by MEI or its Principals:

                 (a) The Company shall make and keep public information available as those terms are understood and defined in Rule 144 promulgated under the 1933 Act.

                 (b) The Company shall file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under the Exchange Act at any time.

                 (c) The Company shall furnish to MEI and its Principals a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act as such holder may reasonably request to avail itself of any rule or regulation of the Commission allowing such holder to sell any such securities without registration.

         6.5. ANNOUNCEMENTS. The Purchasers acknowledge that the Company may be required by law to make certain announcements regarding the transaction contemplated hereby. The content of any such public announcement by either party will be subject to review and approval of the other party, such delivery and review of content constituting such public announcement shall be timely and approval shall not be unreasonably withheld.

         6.6.             INDEMNIFICATION.

                 (a) The Company (together with its successors and assigns, the "INDEMNIFYING PARTY") shall indemnify and hold harmless each Purchaser, its principals, employees (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between an Indemnifying Party and Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise, or other liabilities (collectively, the "LIABILITIES") resulting from or arising out of any breach of any representation or warranty, covenant or agreement of an Indemnifying Party to such Indemnified Party in this Agreement, or any legal, administrative or other actions (including actions brought by any equity holder of the Company) or derivative actions brought by any third party claiming through or in Indemnifying Party's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of any breach of any representation or warranty, covenant or agreement of an Indemnifying Party to such Indemnified Party in this Agreement.

                 (b) To the extent that such indemnification is unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of the Liabilities which shall be permissible under applicable laws.

                 (c) In connection with the obligation of the Indemnifying Party to indemnify for or contribute towards expenses as set forth above, the Indemnifying Party further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between the Indemnifying Party and such Indemnified Party, or Parties, and any third party otherwise) as they are incurred by such Indemnified Party subject to an undertaking to reimburse such amounts if determined not entitled to it.

         6.7. CONSULTING AGREEMENT. Not later than April 1, 1997, the Company shall execute and deliver a consulting agreement with MEI containing the terms and provisions set forth on Exhibit D hereto (the "CONSULTING AGREEMENT").

         6.8. MARKETING OF ASSETS. The Company shall use its reasonable best efforts to sell or license the North American distribution rights to the "Wilde feature film" for an amount at least equal to that discussed between the Company and MEI and to reduce its audiotape inventory through the sale thereof by at least $500,000.

                                    SECTION 7
                               NEGATIVE COVENANTS

         7.1.             NEGATIVE COVENANTS.

                 (a) So long as MEI or its Principals continue to hold not less than an aggregate of 750,000 Common Shares (assuming for this purpose that the Preferred Shares are converted in their entirety to Common Shares and subject to adjustment for stock splits and combinations), the Company hereby covenants and agrees with MEI that without the consent of MEI, which right of consent shall be exercised in good faith and in a commercially reasonable manner,

                          (i)     the Company will not:

                                  A.               adopt an annual budget;

                                  B.               incur any debt for borrowed
                                           money or sell and issue and debt or
                                           equity securities other than
                                           compensation for employees,
                                           directors and consultants or
                                           pursuant to the options, warrants or
                                           convertible securities listed on
                                           Schedule 2.3(c);

                                  C.               change or alter its
                                           principal business or enter into any
                                           new business (it being understood
                                           that exploiting ancillary rights
                                           shall not be considered a new
                                           business).

                          (ii) no executive officer of the Company, will knowingly:

                                  A.               hire any executive that
                                           earns in excess of $100,000 per year;

                                  B.               make any financial
                                           commitment for personnel in excess
                                           of the approved budget other than
                                           minor salary adjustments or raises
                                           within the budget year;

                                  C.               make any changes or
                                           additions in the Company's auditors,
                                           consultants or principal outside
                                           counsel;

                                  D.               commence any litigation not
                                           in the ordinary course of business
                                           or settle any litigation not in the
                                           ordinary course of business or where
                                           the amount to be paid by the Company
                                           is $25,000 or more;

                                  E.               acquire any assets where the
                                           required payment by the Company is
                                           in excess of $155,000 or sell or
                                           license outside of
                                           the ordinary course of business
                                           assets where the payment to the
                                           Company is in excess of $155,000,
                                           including film, audio or publishing
                                           rights;

                                  F.               commence active
                                           preproduction for (A) any television
                                           movie-of-the-week, special or mini-
                                           series, unless the license fee
                                           payable (or previously paid) for
                                           such program by the U.S. broadcast
                                           or cable network together with
                                           bankable foreign licenses is at
                                           least equal to the budgeted negative
                                           cost (including all normal and
                                           customary production budget items
                                           including for functions performed by
                                           the Company and including customary
                                           contingency of 10%), minus $250,000
                                           and the Company reasonably believes
                                           that additional revenues from
                                           uncommitted territories is
                                           reasonably likely to generate
                                           revenues in excess of $250,000 in
                                           the two years from the date of
                                           commencement of such preproduction,
                                           (B) any episodic  television series
                                           unless the budgeted negative cost
                                           (including all normal and customary
                                           production budget items including
                                           for functions performed by the
                                           Company and including customary
                                           contingency of 10%) per episode is
                                           less than $150,000 and at least 80%
                                           of such budgeted negative cost will
                                           be funded by a U.S. broadcast or
                                           cable network and the Company
                                           reasonably believes that additional
                                           revenues from uncommitted
                                           territories is reasonably likely to
                                           generate revenues in excess of the
                                           unfunded amount within two years
                                           from the date of commencement of
                                           such preproduction; or (C) engage in
                                           the production of a theatrical
                                           feature film, except to the extent
                                           the Company's commitments are less
                                           than $250,000 and the Company
                                           reasonably believes that expected
                                           revenue from such film will be in
                                           excess of all costs relating
                                           thereto, including the amount of the
                                           Company's commitment;

                                  G.               issue any financial press
                                           releases or publicly issue or
                                           otherwise publicly discuss the
                                           Company's projected financial
                                           results (it being understood that
                                           the foregoing is not intended to
                                           restrict comments in general terms
                                           as to the anticipated success of any
                                           particular project).

                 (b) For purposes of this Section 7.1 only, MEI shall from time to time designate a person (the "MEI REPRESENTATIVE") by notice to the Company, who shall be appointed a member of the Executive Committee of the Board of Directors, who shall have the authority as between the Company and MEI to give or withhold MEI's consent as contemplated in this Section 7.1, which MEI Representative shall, until further notice, be Ronald Lightstone. The person designated as the MEI Representative may be changed from time to time by like notice.

         7.2. REMEDY. In the event that the Company breaches any of the covenants set forth in Section 7.1., and such breach is continuing uncured for a period of thirty (30) days after notice thereof is given to the Company by MEI or any Principal (with a copy thereof to Michael Viner), then the Company shall immediately upon demand by MEI or any Principal take all steps necessary or appropriate to elect to its Board of Directors two additional directors nominated by MEI or its Principals, including calling a special meeting for such purpose, which directors shall continue to serve until the earlier of the annual meeting of the shareholders of the Company next following the cure of the breach which gave rise to the exercise of rights under this Section 7.2, or until MEI and its Principals no longer own at least 750,000 Common Shares (assuming for this purpose that the Preferred Shares are converted in their entirety to Common Shares and subject to adjustment for stock splits and combinations). The rights afforded to MEI hereunder shall arise each time there is a breach of the covenants set forth in Section 7.1 and shall be severable with respect thereto, provided in no event shall this Section entitled MEI to have more than two additional directors designated at any one time.


                                    SECTION 8
                                  MISCELLANEOUS

         8.1. REGISTERED OWNER OF THE PREFERRED SHARES, THE COMMON SHARES, THE WARRANTS AND THE WARRANT SHARES. The Company may deem and treat the registered holder of the Preferred Shares and the Warrants as the absolute owner thereof for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

         8.2. PAYMENT OF EXPENSES; COUNSEL. The Company and the Purchasers shall pay their own expenses, including the fees and expenses of their respective counsel (if any) incurred by them in connection with the sale, issuance and delivery of the Shares, the Warrants and the Warrant Shares and the execution, delivery and performance of this Agreement. Michael Viner and Deborah Raffin acknowledge and understand that they have not been personally represented by the Company's inside or outside counsel in connection with this Agreement and the matters contemplated hereby.

         8.3. TRANSFER TAXES. The Company will pay, and hold the Purchasers harmless against, liability for the payment of any transfer or similar taxes payable in connection with the initial sale, issuance and delivery of the Shares and the Warrants.

         8.4. BROKER OR FINDER. Except as expressly provided in this Section, the Parties individually represent and warrant that, to the best of their individual knowledge, no broker or finder has acted for it in connection with this Agreement or the transactions contemplated by this Agreement and that no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by such party. The Company shall indemnify MEI, and the Purchasers shall indemnify the Company against, and hold it harmless from, any claim, liability, cost or expense (including reasonable attorneys' fees and expenses) resulting from any agreement, arrangement or understanding made by the Company or the Purchasers, as the case may be. Notwithstanding the foregoing, the parties acknowledge that Artie Ripp has made a claim for compensation as a broker or finder in connection with the transaction contemplated herein. Compensation which shall consist of options to purchase 50,000 shares exercisable at the market price thereof on the date granted to be paid to Mr. Ripp shall be paid by the Company. This provision is for the benefit of the Purchasers and the Company in deciding which party will pay any compensation if determined to be due to Mr. Ripp, and is not intended to, and shall not confer any right on Artie Ripp.

         8.5. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflict of law provisions.

         8.6. NOTICE. Any notice or other communication required or permitted hereunder shall be sufficiently given only if sent by facsimile transmission or by registered or certified mail, postage prepaid, addressed as follows or to such other address or addresses as may hereafter be furnished in writing by notice similarly given by one party to the other:


         To the Company:                Dove Entertainment, Inc.
                                        8955 Beverly Boulevard
                                        Los Angeles, CA 90048
                                        Facsimile: (310) 724-7146


         The Purchasers:                The addresses set forth on Appendix I.

         With a required
         copy if to MEI to:             Morrison Cohen Singer & Weinstein, LLP
                                        750 Lexington Avenue
                                        New York, New York 10022
                                        Attn:   Peter D.  Weinstein, Esq.
                                                Jack Levy, Esq.
                                        Telephone: 212-734-8600
                                        Facsimile: 212-735-8708


         8.7. ENTIRE AGREEMENT. This Agreement, including the Appendix, Schedules and Exhibits hereto, contains the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes the letter agreement dated March 3, 1997 between MEI and the Company, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. All references herein to this Agreement shall specifically include, incorporate and refer to the Appendix, Schedules and Exhibits attached hereto which are hereby made a part hereof. There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein. This Agreement may not be modified or amended orally, but only by a writing signed by the Parties.

         8.8. SEVERABILITY. If any part of this Agreement is held to be unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall, to the extent permitted by applicable law, by narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effects the intent of the Parties regarding this Agreement and such unenforceable, invalid or conflicting part. To the extent permitted by applicable law, notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

         8.9. HEADINGS. The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not be considered a part hereof.

         8.10. COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.


                                       THE COMPANY:
                                       DOVE ENTERTAINMENT, INC.


                                       By: /s/ STEVEN SOLOWAY
                                          --------------------------------
                                          Name:  Steven Soloway
                                          Title: Executive Vice President


                                       THE PURCHASERS:
                                       MEDIA EQUITIES INTERNATIONAL LLC


                                       By: /s/ RON LIGHTSTONE
                                          --------------------------------
                                          Name:
                                          Title:


                                           /s/ MICHAEL VINER
                                           ------------------------------
                                               Michael Viner



                                           /s/ DEBORAH RAFFIN
                                           -------------------------------
                                               Deborah Raffin

                                   APPENDIX I



                                        Number of Preferred Shares to be    Number of Warrant Shares Subject to
                                        --------------------------------    -----------------------------------
                                                  purchased at                            Warrant
                                                  ------------                            -------

                                       Initial Closing    Second Closing     Initial Closing    Second Closing
                                       ---------------    --------------     ---------------    --------------
 Media Equities International, LLC          3,000             1,000             1,500,000           500,000
   a New York limited liability           Series B           Series B
    company
 1 Stamford Plaza - 12th Floor
 Stamford, Connecticut 16901
 Telephone: (203) 323-1263
 Telecopier: (203) 323-1809

 Michael Viner and Deborah Raffin            920              1,000              500,000            500,000
 1072 North Beverly Boulevard             Series C           Series C
 Beverly Hills, California _____
 Telephone:
 Telecopier:


         Payment by Michael Viner and Deborah Raffin for the Initial Preferred Shares shall consist of the following:

                 (a) The contribution to the Company of the $500,000 plus accrued interest held in escrow or pledge to secure the payment for the "Wilde feature film" and forgiveness of the excess 10% interest due thereon from September 9, 1996 over the amount earned, aggregating approximately $526,375.

                 (b) The contribution of an aggregate of $75,000 due to Michael Viner and Deborah Raffin for nonaccountable expenses for 1995 pursuant to their respective employment agreements.

                 (c) The contribution of $75,000 by Michael Viner constituting one-half of the guaranty fee and commission relating to the "Wilde" feature film.

                 (d)       The balance by wire transfer.

         The Purchase Price for the Second Preferred Shares by Michael Viner and Deborah Raffin shall be paid by:

                 (a) The contribution of an aggregate of $100,000 due to Michael Viner and Deborah Raffin for nonaccountable expenses for 1996 and one-third of the amount due for 1997 pursuant to their respective employment agreements.

                 (b) The contribution of $75,000 by Michael Viner constituting one-half of the guaranty fee and commission relating to the "Wilde" feature film.

                 (c)       The balance by wire transfer.

                                    EXHIBITS

Exhibit A-1             Form of MEI Warrant

Exhibit A-2             Form of Viner/Raffin Warrant

Exhibit B               Form of Registration Rights Agreement

Exhibit C               Form of Opinion of Counsel

Exhibit D               Consulting Agreement Terms

                        1.  ________MEI will provide substantial general management consulting advice including but not limited to financial (including
                                    assisting in obtaining bank financing), television and film distribution, and business affairs.

                        2.  ________Term 3 years commencing April 1, 1997.

                        3.  ________Compensation: Dove will pay $300,000 per year as follows:
                                    $200,000 in cash payable quarterly in advance and $100,000 in
                                    Common Stock of Dove valued at current market value on the date of payment, payable quarterly in arrears.

Exhibit E               Form of Pledge Agreement

Exhibit F               Voting Agreement